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                                                                    Exhibit 10.1

                                 PROMISSORY NOTE

$160,000.00                                                       August 7, 2000
                                                          New Haven, Connecticut

         FOR VALUE RECEIVED, the undersigned, Gualberto Ruano, M.D., Ph.D. (the "Borrower"), hereby promises to pay to Genaissance Pharmaceuticals, Inc., a Delaware corporation, or to its order or to such persons as it may designate from time to time (hereinafter referred to as the "Lender") the principal sum of ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000.00) on January 1, 2001 (the "Maturity Date"). Notwithstanding the foregoing, the principal amount hereof plus all accrued interest shall be forgiven in its entirety on December 31, 2000 (the "Forgiveness Date") provided that, on such Forgiveness Date, Borrower (i) is an employee of Lender or a subsidiary of Lender and (ii) has used the proceeds hereof to pay in full the $160,000 principal amount of the Promissory Note, dated April 18, 1997, payable by Borrower to Richard E. Kouri.

         INTEREST RATE. This note shall bear interest (computed on the basis of actual days elapsed and a 365-day year) from the date hereof on the unpaid and unforgiven principal amount at a rate equal to the lowest applicable federal rate of interest as set forth in Section 1274 of the Internal Revenue Code of 1986, as amended.

         PREPAYMENT. The Borrower, at its option, shall have the right from time to time, without premium or penalty, to prepay this note at any time in part or in whole. The Borrower shall also pay all accrued but unpaid interest at the time of any such prepayment. Any partial payment of the indebtedness evidenced by this note shall be applied first to interest hereon accrued to the date of payment, than to the payment of other amounts (except principal) at the time unpaid hereunder, and finally to the unpaid principal hereof.

         PAYMENTS. All unforgiven principal and unpaid and accrued interest shall be paid on the Maturity Date. All payments of principal, interest and other amounts payable on or in respect of this note or the indebtedness evidenced hereby shall be made to the Lender at its principal place of business, which is currently Five Science Park, New Haven, Connecticut 06511, and in lawful money of the United States of America, in funds immediately available to the Lender as it may direct. Whenever any payment to be made in respect hereto becomes due on a day which is a Saturday, Sunday or legal holiday, the maturity thereof shall be extended to the next succeeding business day and interest hereon shall accrue at the applicable rate during such extensions.

         EVENTS OF DEFAULT AND ACCELERATION. Each of the following events shall constitute an event of default (an "Event of Default") hereunder: (a) the failure to make any payment of principal or interest when due, which failure continues for 30 days after notice of such failure by the Lender; (b) the Borrower defaults on any other indebtedness or obligations owed to the Lender; or (c) the Borrower dies or makes an assignment for the benefit of creditors, or bankruptcy or similar proceedings are commenced by or against the Borrower, or all or a substantial part of the Borrower's property is attached or a receiver, trustee or other custodian is appointed therefor. At the option of the Lender, this note shall become immediately due and payable without notice or demand upon the occurrence at any time of any Event of Default, provided, however, that upon any Event of Default specified in subsection (c) above, this note


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shall become immediately due and payable without any demand, notice or other action by the Lender.

         COSTS OF COLLECTION. Should the indebtedness evidenced by this note or any part thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should counsel be retained for collection of this note after default, Borrower agrees to pay, upon demand by the Lender, in addition to principal and interest and other sums, if any, due and payable hereon, court costs and reasonable attorneys' fees and other collection charges, together with interest thereon at the rate applicable under this note to amounts past due, unless prohibited by law, all without relief from valuation or appraisement laws.

         WAIVER. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

         DELAWARE LAW; SEAL. All rights and obligations hereunder shall be governed by the law of the State of Delaware, and this note shall be deemed to be under seal.


Witness:



/s/ Jean Bernardi                                /s/ Gualberto Ruano
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                                                 GUALBERTO RUANO, M.D., PH.D.

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